UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2009

XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Glover Avenue P. O. Box 4505 Norwalk, Connecticut	06856-4505
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 968-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 4, 2009, Registrant closed an offering of $1 billion of 4.250% Senior Notes due 2015, $650 million of 5.625% Senior Notes due 2019 and $350 million of 6.750% Senior Notes due 2039. Registrant intends to use the proceeds from the offering in connection with the acquisition of Affiliated Computer Services, Inc. In connection with the offering of the notes, the Company is filing the form of note as Exhibit 4.1 to this report and the legal opinion relating to the offering as Exhibit 5.1 to this report.
     On September 27, 2009, Registrant entered into a debt commitment letter whereby JPMorgan Chase Bank, N.A. committed to provide to Xerox unsecured bridge financing of up to $3.0 billion in connection with the acquisition of Affiliated Computer Services, Inc. On December 4, 2009, the debt commitment of JPMorgan Chase Bank, N.A. under this commitment letter was automatically reduced by the amount of the net proceeds from the $2 billion Senior Note offering described above and further reduced by an additional $520 million at the request of the Registrant. The amount of the remaining commitment is now $500 million.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Form of Global Note for 6.750% Senior Notes due 2039, 5.625% Senior Notes due 2019 and 4.250% Senior Notes due 2015
5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 8, 2009	XEROX CORPORATION
	By:	/s/ Douglas H. Marshall
		Name:	Douglas H. Marshall
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Global Note for 6.750% Senior Notes due 2039, 5.625% Senior Notes due 2019 and 4.250% Senior Notes due 2015
5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).